Exhibit 99.1

Splunk Names New Chief Customer and Chief Revenue Officers

Promotes John Sabino to Chief Customer Officer

Promotes Christian Smith to Chief Revenue Officer

SAN FRANCISCO – September 24, 2020 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced that it has elevated three of its most senior customer-facing leaders to best position the Company for its next phase of growth and category leadership. Effective today, the following executives now report to Splunk president and CEO Doug Merritt:

●	Carrie Palin, senior vice president and Chief Marketing Officer;
●	John Sabino, currently senior vice president, Customer Success, has been promoted to Chief Customer Officer;
●	Christian Smith, currently senior vice president, Global Sales, has been promoted to Chief Revenue Officer.

“The success of our customers is, and always has been, our number one priority,” said Merritt. “Since joining Splunk almost four years ago, both Christian and John have transformed our sales and customer success programs in lock-step with the tremendous growth of our cloud business. Alongside Carrie, this team will build upon our strong execution and continued momentum. I have never been more excited about Splunk’s people, product innovation and future.”

Susan St. Ledger, who joined Splunk in 2016 and has served as president, Worldwide Field Operations, since October 2017, has decided to leave Splunk. She has accepted a leadership position at another technology organization. St. Ledger plans to start with her new company, a Splunk partner, in February 2021.

“On behalf of the entire Splunk team, I’d like to extend my gratitude to Susan for her exceptional impact at Splunk,” Mr. Merritt added. “Susan has been instrumental in revolutionizing our go-to-market capabilities and positioning our team for success as we execute on our next phase of growth and continue to drive value for our customers. We wish her all the best in her future endeavors.”

Carrie Palin has served as senior vice president and Chief Marketing Officer of Splunk since February 2019, where she brings over 20 years of experience working across high tech and cloud. She is a widely respected marketing executive with a demonstrated history of working in Silicon Valley growth companies, as well as the Fortune 50. Prior to Splunk, she served as CMO of SendGrid and Box, and held a number of leadership roles at IBM and Dell. She currently serves as a member of the Board of Directors at EnterpriseDB.

John Sabino joined Splunk in January 2017 as senior vice president, Customer Success, where he is responsible for over 1,500 employees and helping customers achieve critical outcomes. He is an experienced executive in the technology and software industries, with deep domain knowledge in cloud business transformation, scaling company operations, customer success, digital strategy, sales and IoT. Throughout his career, he has served in multiple leadership positions at General Electric and NBC Universal, and was previously a Captain in the United States Army.

Christian Smith has served as senior vice president, Global Sales since June 2019, having joined Splunk in 2017 as vice president America Sales. He is an accomplished leader specializing in cloud and hybrid go-to-market strategy and brings over 25 years of expertise in cloud, SaaS sales and marketing, scaling sales organizations and acquisition integration. He also possesses a deep knowledge of the technology and software industry, having previously served as Chief Revenue Officer at Nintex and holding a number of leadership roles at Oracle, ATG and Daptiv.

About Splunk Inc.

Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.

Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2020 Splunk Inc. All rights reserved.

For more information, please contact:

Media Contact

Richard Brewer-Hay

Splunk Inc.

press@splunk.com

Investor Contact

Ken Tinsley

Splunk Inc.

ir@splunk.com